Tyler Technologies Reports Earnings for Fourth Quarter 2023

SaaS revenues grew 21.7% for the fourth quarter

PLANO, Texas – February 14, 2024 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the fourth quarter ended December 31, 2023.

Fourth Quarter 2023 Financial Highlights (all comparisons are to the fourth quarter of 2022):
Revenues
Total revenues were $480.9 million, up 6.3%. On an organic basis, revenues grew 6.1%.
Recurring Revenues
Recurring revenues were $403.6 million, up 7.9%, and comprised 83.9% of fourth quarter 2023 revenues, up from 82.7%. On an organic basis, recurring revenues were $400.4 million, up 7.1%.
•Subscription revenues were $286.1 million, up 11.4%. On an organic basis, subscription revenues grew 10.8%. Within subscriptions:
◦SaaS revenues grew 21.7% to $141.0 million. On an organic basis, SaaS revenues grew 21.2%.
◦Transaction-based revenues grew 3.0% to $145.1 million. On an organic basis, transaction-based revenues grew 2.1%.
◦SaaS arrangements comprised approximately 89% of the total new software contract value, compared to approximately 86%.
•Annualized recurring revenue (ARR) was $1.61 billion, up 7.9%.
Earnings/EBITDA
•GAAP operating income was $47.7 million, up 17.3%. Non-GAAP operating income was $107.4 million, up 9.7%.
•GAAP net income was $38.9 million, or $0.91 per diluted share, up 25.2%. Non-GAAP net income was $81.4 million, or $1.89 per diluted share, up 15.6%.
•Adjusted EBITDA was $117.9 million, up 7.4%.
Cash Flow
•Cash flows from operations were $147.4 million, up 21.0%.
•Free cash flow was $134.4 million, up 17.1%.
•During the fourth quarter, cash tax payments included approximately $15 million related to IRC Section 174 capitalization rules.
Acquisitions
During the fourth quarter, we completed the acquisitions of ResourceX and ARInspect for a combined purchase price of approximately $37 million in cash and stock.

Tyler Technologies Reports Earnings
For Fourth Quarter 2023
February 14, 2024

Full Year 2023 Financial Highlights (all comparisons are to the full year of 2022):
Revenues
Total revenues were $1.952 billion, up 5.5%. On an organic basis (excluding COVID-related revenues in 2022), revenues grew 7.4%.
Recurring Revenues
Recurring revenues were $1.63 billion, up 9.8%, and comprised 83.3% of 2023 revenues, up from 80.0%. On an organic basis, recurring revenues were $1.61 billion, up 9.5%.
•Subscription revenues were $1.16 billion, up 14.5%. On an organic basis, subscription revenues grew 14.4%. Within subscriptions:
◦SaaS revenues grew 23.2% to $528.0 million. On an organic basis, SaaS revenues grew 23.1%.
◦Transaction-based revenues grew 8.2% to $631.5 million. On an organic basis, transaction-based revenues grew 7.9%.
◦SaaS arrangements comprised approximately 85% of the total new software contract value, compared to approximately 83%.
Earnings/EBITDA
•GAAP operating income was $218.5 million, up 2.0%. Non-GAAP operating income was $448.1 million, up 2.5%.
•GAAP net income was $165.9 million, or $3.88 per diluted share, up 1.0%. Non-GAAP net income was $333.7 million, or $7.80 per diluted share, up 4.9%.
•Adjusted EBITDA was $488.4 million, up 2.8%.
Cash Flow
•Cash flows from operations were $380.4 million, down 0.3%.
•Free cash flow was $327.4 million, down 1.2%.
•Cash tax payments in 2023 included approximately $127 million related to IRC Section 174 capitalization rules.

“Our fourth quarter results reflected a strong finish to a pivotal year in our cloud transition and a return to year-over-year operating margin expansion,” said Lynn Moore, Tyler’s president and chief executive officer. “We achieved our key objectives for the year and both earnings and cash flow surpassed our expectations. Recurring revenue growth for the quarter was solid, highlighted by SaaS revenue growth of 21.7%, marking our 12th consecutive quarter of SaaS revenue growth of 20% or more. Free cash flow reached a new high for a fourth quarter and our SaaS mix expanded to 89% of new software contract value.

Tyler Technologies Reports Earnings
For Fourth Quarter 2023
February 14, 2024

"We're pleased with the strength of new contract signings during the fourth quarter, including a landmark win with the California Department of Parks and Recreation for our integrated Outdoor Recreation platform, including payments. This transaction-based, self-funded eight-year contract is the largest transaction-based arrangement in Tyler's history. We're also excited to have signed our expanded strategic collaboration agreement with Amazon Web Services to further enable the growing adoption of Tyler's cloud-based mission-critical solutions and to support our public sector clients' digital modernization needs.

"During 2023, we excelled on many fronts executing our four-pronged growth strategy to drive predictable, higher recurring revenues and long-term margin expansion. We leveraged our unmatched installed base, broad suite of offerings, and strong relationships across local, state, and federal agencies to expand our cross-sell and upsell opportunities. We continued to take a balanced and opportunistic approach with respect to capital allocation and closed four strategic acquisitions, adding AI technology that can be leveraged across Tyler's product portfolio. We further strengthened our balance sheet and aggressively reduced our term debt with fourth quarter repayments of $90 million. For the full year, we reduced debt by $345 million, bringing our net leverage at year-end to under one times proforma EBITDA.

"We enter 2024 with tremendous optimism and confidence in the year ahead and beyond as we execute our strategy supporting our Tyler 2030 vision. The public sector market remains very healthy, as evidenced by our elevated levels of RFP and sales demonstration activity. We are on track with key initiatives around our cloud transition, including the migration of on-premises clients to the cloud and the planned exit from our proprietary data centers, and we expect to return to a trajectory of operating margin expansion in 2024," concluded Moore.

Annual Guidance for 2024

As of February 14, 2024, Tyler Technologies is providing the following guidance for the full year 2024:

•Total revenues are expected to be in the range of $2.095 billion to $2.135 billion.
•GAAP diluted earnings per share are expected to be in the range of $5.17 to $5.37.
•Non-GAAP diluted earnings per share are expected to be in the range of $8.90 to $9.10.
•Free cash flow margin is expected to be in the range of 17% to 19%.
•Research and development expense is expected to be in the range of $125 million to $130 million.
•Capital expenditures are expected to be in the range of $46 million to $48 million, including approximately $27 million of software development costs.

Tyler Technologies Reports Earnings
For Fourth Quarter 2023
February 14, 2024

GAAP to non-GAAP guidance reconciliation	2024
GAAP diluted earnings per share (1)	$5.17 - $5.37
Plus:
Share-based compensation expense	2.92
Amortization of acquired software and other intangibles	2.21
Less:
Income tax impact (1)	(1.40)
Non-GAAP diluted earnings per share	$8.90 - $9.10
Shares used in computing diluted earnings per share (millions)	43.5
GAAP estimated annual effective tax rate used in computing GAAP diluted earnings per share (1)	18%
Non-GAAP estimated annual effective tax rate used in computing non-GAAP diluted earnings per share	22%

(1) GAAP diluted earnings per share may fluctuate due to the impact on our annual effective tax rate of discrete tax items, such as stock incentive awards, future acquisitions, changes in tax legislation, and other transactions.

Conference Call

Tyler Technologies will hold a conference call on Thursday, February 15, 2024, at 10:00 a.m. ET to discuss the company’s results. Participants can register in advance for the conference through the following link: https://conferencingportals.com/event/eqivMdEU. Registered participants will receive an email with a calendar reminder, dial-in number and conference ID that allows them immediate access to the call.

The live audio webcast and archived replay can also be accessed at https://investors.tylertech.com/events-and-presentations/default.aspx.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler’s end-to-end solutions empower local, state, and federal government entities to operate more efficiently and transparently with residents and each other. By connecting data and processes across disparate systems, Tyler’s solutions transform how clients turn actionable insights into opportunities and solutions for their communities. Tyler has more than 40,000 successful installations across nearly 13,000 locations, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been recognized numerous times for growth and innovation, including Government Technology’s GovTech 100 list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.

Tyler Technologies Reports Earnings
For Fourth Quarter 2023
February 14, 2024

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, free cash flow, and free cash flow margin. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and lease restructuring costs and other. Annualized recurring revenue (ARR) is calculated by annualizing the current quarter's recurring revenues from subscriptions and maintenance.

Tyler currently uses a non-GAAP tax rate of 22.0%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic annual effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Tyler Technologies Reports Earnings
For Fourth Quarter 2023
February 14, 2024

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (3) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (4) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (5) material portions of our business require the Internet infrastructure to be adequately maintained; (6) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (7) general economic, political and market conditions, including continued inflation and rising interest rates; (8) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (9) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (10) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (11) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

(Comparative results follow)

Contact: Hala Elsherbini
Senior Director, Investor Relations
Tyler Technologies, Inc.
972-713-3770 ext. 1143
hala.elsherbini@tylertech.com

Source: Tyler Technologies
#TYL_Financial

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TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Revenues:
Subscriptions	$286,068	$256,699	$1,159,512	$1,012,304
Maintenance	117,508	117,273	466,661	468,455
Professional services	61,501	63,855	249,976	277,625
Software licenses and royalties	7,633	7,622	38,096	59,406
Hardware and other	8,225	6,771	37,506	32,414
Total revenues	480,935	452,220	1,951,751	1,850,204

Cost of revenues:
Subscriptions, maintenance and professional services	245,236	239,173	1,001,221	977,885
Software licenses and royalties	2,956	1,436	10,821	6,083
Amortization of software development	4,058	2,514	12,625	6,507
Amortization of acquired software	9,183	11,310	36,062	52,192
Hardware and other	6,577	4,453	29,923	23,674
Total cost of revenues	268,010	258,886	1,090,652	1,066,341

Gross profit	212,925	193,334	861,099	783,863

Sales and marketing expense	39,666	34,969	149,770	135,743
General and administrative expense	80,015	66,883	308,575	267,324
Research and development expense	26,163	32,667	109,585	105,184
Amortization of other intangibles	19,333	18,104	74,632	61,363
Operating income	47,748	40,711	218,537	214,249
Interest expense	(3,750)	(8,103)	(23,629)	(28,379)
Other income, net	652	1,012	3,328	1,723
Income before income taxes	44,650	33,620	198,236	187,593
Income tax provision	5,747	2,543	32,317	23,353
Net income	$38,903	$31,077	$165,919	$164,240

Earnings per common share:
Basic	$0.92	$0.75	$3.95	$3.95
Diluted	$0.91	$0.73	$3.88	$3.87

Weighted average common shares outstanding:
Basic	42,191	41,707	42,024	41,544
Diluted	42,972	42,419	42,769	42,399

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of non-GAAP gross profit and margin	2023	2022	2023	2022
GAAP gross profit	$212,925	$193,334	$861,099	$783,863
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	6,981	6,667	26,607	27,486
Add: Amortization of acquired software	9,183	11,310	36,062	52,192
Non-GAAP gross profit	$229,089	$211,311	$923,768	$863,541
GAAP gross margin	44.3%	42.8%	44.1%	42.4%
Non-GAAP gross margin	47.6%	46.7%	47.3%	46.7%

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of non-GAAP operating income and margin	2023	2022	2023	2022
GAAP operating income	$47,748	$40,711	$218,537	$214,249
Non-GAAP adjustments:
Add: Share-based compensation expense	27,433	24,994	108,338	102,985
Add: Employer portion of payroll tax related to employee stock transactions	682	378	1,873	1,571
Add: Acquisition-related costs	154	757	409	1,971
Add: Lease restructuring costs and other	2,863	1,623	8,220	2,782
Add: Amortization of acquired software	9,183	11,310	36,062	52,192
Add: Amortization of other intangibles	19,333	18,104	74,632	61,363
Non-GAAP adjustments subtotal	$59,648	$57,166	$229,534	$222,864
Non-GAAP operating income	$107,396	$97,877	$448,071	$437,113
GAAP operating margin	9.9%	9.0%	11.2%	11.6%
Non-GAAP operating margin	22.3%	21.6%	23.0%	23.6%

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of non-GAAP net income and earnings per share	2023	2022	2023	2022
GAAP net income	$38,903	$31,077	$165,919	$164,240
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	59,648	57,166	229,534	222,864
Less: Income tax impact	(17,198)	(17,884)	(61,792)	(68,999)
Non-GAAP net income	$81,353	$70,359	$333,661	$318,105
GAAP earnings per diluted share	$0.91	$0.73	$3.88	$3.87
Non-GAAP earnings per diluted share	$1.89	$1.66	$7.80	$7.50

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Detail of share-based compensation expense	2023	2022	2023	2022
Subscriptions, maintenance and professional services	$6,981	$6,667	$26,607	$27,486
Sales and marketing expense	2,730	2,229	10,118	8,800
General and administrative expense	17,722	16,098	71,613	66,699
Total share-based compensation expense	$27,433	$24,994	$108,338	$102,985

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of EBITDA and adjusted EBITDA	2023	2022	2023	2022
GAAP net income	$38,903	$31,077	$165,919	$164,240
Amortization of other intangibles	19,333	18,104	74,632	61,363
Depreciation and amortization included in cost of revenues, sales and marketing expense, general and administrative expense, and research and development expense	19,755	22,627	74,954	89,890
Interest expense	3,750	8,103	23,629	28,379
Income tax provision	5,747	2,543	32,317	23,353
EBITDA	$87,488	$82,454	$371,451	$367,225
Share-based compensation expense	27,433	24,994	108,338	102,985
Acquisition-related costs	154	757	409	1,971
Lease restructuring costs and other	2,863	1,623	8,220	2,782
Adjusted EBITDA	$117,938	$109,828	$488,418	$474,963

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of free cash flow	2023	2022	2023	2022
Net cash provided by operating activities	$147,419	$121,857	$380,440	$381,455
Less: additions to property and equipment	(8,013)	(5,088)	(20,519)	(22,529)
Less: investments in software development	(5,043)	(2,065)	(32,490)	(27,622)
Free cash flow	$134,363	$114,704	$327,431	$331,304
Free cash flow margin	27.9%	25.4%	16.8%	17.9%

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$165,493	$173,857
Accounts receivable, net	619,704	577,257
Short-term investments	10,385	37,030
Prepaid expenses and other current assets	65,003	59,098
Total current assets	860,585	847,242

Accounts receivable, long-term portion	8,988	8,271
Operating lease right-of-use assets	39,039	50,989
Property and equipment, net	169,720	172,786

Other assets:
Software development costs, net	67,124	48,189
Goodwill	2,532,109	2,489,308
Other intangibles, net	928,870	1,002,164
Non-current investments	7,046	18,508
Other non-current assets	63,182	49,960
Total assets	$4,676,663	$4,687,417

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$304,897	$236,754
Operating lease liabilities	11,060	10,736
Current income tax payable	2,466	43,667
Deferred revenue	632,914	568,538
Current portion of term loans	49,801	30,000
Total current liabilities	1,001,138	889,695

Term loans	—	362,905
Convertible senior notes due 2026, net	596,206	594,484
Deferred revenue, long-term	291	2,037
Deferred income taxes	78,590	148,891
Operating lease liabilities, long-term	39,822	48,049
Other long-term liabilities	22,621	16,967
Total liabilities	1,738,668	2,063,028

Shareholders' equity	2,937,995	2,624,389
Total liabilities and shareholders' equity	$4,676,663	$4,687,417

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$38,903	$31,077	$165,919	$164,240
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	39,881	42,122	154,079	159,072
Losses from sale of investments	—	1	1	45
Share-based compensation expense	27,433	24,994	108,338	102,985
Provision for losses and sales adjustments - accounts receivable	8,233	2,781	8,233	2,781
Operating lease right-of-use assets expense	4,430	3,729	16,688	12,969
Deferred income tax benefit	(29,704)	(54,347)	(73,704)	(87,192)
Other	77	—	475	—
Changes in operating assets and liabilities, exclusive of effects of acquired companies	58,166	71,500	411	26,555
Net cash provided by operating activities	147,419	121,857	380,440	381,455

Cash flows from investing activities:
Additions to property and equipment	(8,013)	(5,088)	(20,519)	(22,529)
Purchase of marketable security investments	—	(9,507)	(10,617)	(29,935)
Proceeds and maturities from marketable security investments	3,960	15,982	49,412	71,034
Investment in software development	(5,043)	(2,065)	(32,490)	(27,622)
Cost of acquisitions, net of cash acquired	(27,219)	(46,215)	(62,759)	(163,921)
Other	(35)	117	13	443
Net cash used by investing activities	(36,350)	(46,776)	(76,960)	(172,530)

Cash flows from financing activities:
Payment on term loans	(90,000)	(90,000)	(345,000)	(360,000)
Proceeds from exercise of stock options, net of withheld shares for taxes upon equity award	8,522	(1,188)	16,960	(890)
Contributions from employee stock purchase plan	4,416	4,037	16,196	16,651
Net cash used by financing activities	(77,062)	(87,151)	(311,844)	(344,239)

Net increase (decrease)in cash and cash equivalents	34,007	(12,070)	(8,364)	(135,314)
Cash and cash equivalents at beginning of period	131,486	185,927	173,857	309,171

Cash and cash equivalents at end of period	$165,493	$173,857	$165,493	$173,857